Exhibit 4.1

W.W. GRAINGER, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

4.450% Senior Notes due 2034

FIFTH SUPPLEMENTAL INDENTURE

Dated as of September 12, 2024

to

Indenture Dated as of June 11, 2015

Debt Securities

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 12, 2024, (this “Supplemental Indenture”), between W.W. Grainger, Inc., an Illinois corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association (the “Trustee”).

Recitals of the Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of June 11, 2015 (as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 9.1(e) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $500,000,000 principal amount of its 4.450% Senior Notes due 2034 (the “Notes”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1         Relation to the Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2         Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Applicable Procedures” has the meaning set forth in Section 2.3(h).

“Base Indenture” has the meaning set forth in the recitals hereto.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

“Certificated Security” means a Security registered in the name of the Holder thereof and issued in accordance with Section 2.4 hereof, substantially in the form of the Security attached hereto as Exhibit A and that does not bear the Global Security Legend.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to one or more Persons, other than the Company or one of its Subsidiaries; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning set forth in Section 2.5(a).

“Change of Control Payment” has the meaning set forth in Section 2.5(a).

“Change of Control Payment Date” has the meaning set forth in Section 2.5(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” has the meaning set forth in Section 2.4(a).

“Global Security Legend” means the legend set forth in Section 2.4(c), which is to be placed on all Global Securities issued under the Indenture.

“H.15” has the meaning set forth in the definition of “Treasury Rate” in this Section 1.2.

“H.15 TCM” has the meaning set forth in the definition of “Treasury Rate” in this Section 1.2.

“Indenture” has the meaning set forth in the recitals hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratings agency business.

“Notes” has the meaning set forth in the recitals hereto, and means any Notes authenticated and delivered pursuant to the Indenture.

“Par Call Date” means June 15, 2034 (the date that is three months prior to the stated Maturity of the Notes).

“Participant” means a member of, or a participant in, the Depositary.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Remaining Life” has the meaning set forth in the definition of “Treasury Rate” in this Section 1.2.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. and any successor to its ratings agency business.

“Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the introductory paragraph hereof until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3         Rules of Construction. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)            capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)            all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)            in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.1         Title of the Notes. There are hereby established by this Supplemental Indenture a separate series of Securities under the Indenture, designated as the “4.450% Senior Notes due 2034.”

Section 2.2         Limitation on Aggregate Principal Amount.

(a)            The Notes are initially limited in aggregate principal amount to $500,000,000, except for such Notes authorized and delivered upon registration of transfer of, or in exchange for, or in lieu of other notes, pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture. The Company may, from time to time, without notice to or the consent of any Holders of the Securities of any series, issue Securities under the Indenture in addition, and with identical terms, to the $500,000,000 aggregate principal amount of Notes (other than issue date, public offering price and the amount of the first payment of interest). Any such additional Securities and the Notes will be treated as a single series for purposes of the Indenture; provided that if the additional Securities are not fungible with the Notes for United States federal income tax purposes, the additional Securities will have a separate CUSIP number. Any such increase in the authorized aggregate principal amount of the Notes shall be evidenced by an Officers’ Certificate delivered to the Trustee, without further action by the Company.

Section 2.3         Terms of the Notes.

(a)            DTC is hereby designated as the Depositary for the Notes, which shall be issued in the form of Global Securities as further provided in Section 2.4.

(b)            The principal of the Notes is payable on September 15, 2034.

(c)            The Notes shall bear interest at an annual rate of 4.450%, from September 15, 2024, or from the most recent date on which interest has been paid or provided for, payable semi-annually in arrears on March 15 and September 15 of each year commencing March 15, 2025, until the principal of such Notes is paid or made available for payment. The interest so payable will be paid to the person in whose name the Notes are registered at the close of business on the preceding March 1 or September 1, respectively. If the date on which interest is payable is not a Business Day, the interest will be paid on the next following Business Day and no interest shall accrue for the intervening period.

(d)            Payment of the principal of (and premium, if any, on) and any such interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. U.S. Bank Trust Company, National Association is appointed as the Trustee and Paying Agent for the Notes to perform the functions set forth in the Indenture to be performed by such offices.

(e)            At any time prior to the Par Call Date the Notes are redeemable at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to the greater of:

•      (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

•      100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Notes are redeemable at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(f)             The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculation of the Redemption Price without independent verification.

(g)            Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed.

(h)            In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair in accordance with the rules and procedures of the Depositary of such Notes at the time of such partial redemption that apply to such partial redemption (the “Applicable Procedures”). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the Applicable Procedures.

(i)             Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(j)             The Notes are not entitled to any mandatory redemption or sinking fund payments.

(k)            The Notes shall be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(l)             The entire principal amount of the Notes shall be payable upon the acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

(m)           Additional Amounts will not be payable to the Holders of the Notes.

(n)            The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture, including any Notes issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

(o)            The Company shall be required to offer to purchase the Notes, in accordance with Section 2.5 hereof, upon the occurrence of a Change of Control Triggering Event.

Section 2.4         Book Entry Provisions; Transfer and Exchange.

(a)            The Notes shall be issued initially in the form of one or more permanent global notes (“Global Securities”). Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary, (iii) bear the Global Security Legend and (iv) be dated the date of its authentication. Except as provided in Section 2.4(b), owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes.

Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)            Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case of (A) or (B) the Company fails to appoint a successor Depositary within 90 calendar days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case, such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Certificated Securities delivered in exchange for any Global Security or beneficial interests in Global Securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.4 and 3.6 of the Base Indenture. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.4 or Sections 3.4 and 3.6 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.4(b).

(c)            Legend. The following legend shall appear on the face of all Global Securities.

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.5         Change of Control.

(a)            If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes (as described in Section 2.3(e)), the Company will be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth below. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will deliver a notice to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Trustee (in each of its capacities) shall not be responsible for or liable for determining, monitoring or confirming whether any Change of Control Triggering Event has occurred. The Trustee shall not be responsible for monitoring the Company’s rating status, whether a Rating Event has occurred or making any request upon any Rating Agency.

(b)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c)            The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

(d)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 2.5, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.5 by virtue of any such conflict.

Section 2.6         Events of Default. In addition to the Events of Default specified in Section 5.1 of the Base Indenture, the following shall constitute an “Event of Default” with respect to the Notes: any default in the payment of any Change of Control Payment in respect of the Notes as when the same becomes due and payable in accordance with Section 2.5 hereof. Such additional Event of Default is expressly included in this Supplemental Indenture for the benefit of, and shall be solely applicable to, the series of Securities established as the Notes by this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1         Ratification. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.2         Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages of the parties hereto transmitted by Facsimile or PDF may be used in lieu of the originals and shall constitute effective execution and delivery and shall be deemed to be their original signatures for all purposes.

Section 3.3         Governing Law and Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.4         Trustee. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Supplemental Indenture or the Notes. The recitals herein are deemed to be those of the Company and not of the Trustee. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s ratings or determining whether a Rating Event has occurred. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, protections, indemnities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full therein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

W.W. GRAINGER, INC.

By:	/s/ Deidra C. Merriwether
Name:	Deidra C. Merriwether
Title:	Senior Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

[Signature page to Fifth Supplemental Indenture]

EXHIBIT A

Form of Notes

W.W. GRAINGER, INC.

4.450% SENIOR NOTE DUE 2034

[Insert the Global Security Legend, if applicable, pursuant to the provisions of the Fifth Supplemental Indenture]

No. _________	$

CUSIP

ISIN

W.W. Grainger, Inc., an Illinois corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________, the principal sum of _______________________ Dollars ($____________) or such other principal amount as set forth on Schedule I hereto on September 15, 2034, and to pay interest thereon from September 12, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually in arrears on March 15 and September 15 in each year commencing March 15, 2025, at the rate of 4.450% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the March 1 or the September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day and no interest shall accrue for the intervening period.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

* * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of one of its authorized officers.

W.W. Grainger, Inc.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

Dated:

W.W. GRAINGER, INC.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 11, 2015, between the Company and U.S. Bank National Association as trustee, as supplemented by a Fifth Supplemental Indenture, dated as of September 12, 2024, between the Company and the U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association (herein called the “Trustee,” which term includes any successor trustee under the Indenture) (collectively, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

At any time prior to June 15, 2034 (the date that is three months prior to the stated maturity of the Securities) (the “Par Call Date”), the Securities are redeemable at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to the greater of:

•      (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus  15 basis points less (b) interest accrued to the Redemption Date, and

•      100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Securities are redeemable at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens and the entry into certain sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of qualifications and exceptions.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, as prescribed herein and in the Indenture.

“Global Security” and “Global Securities” means a Security or Securities evidencing all or part of a series of Securities, issued to the Depositary (as hereinafter defined) for such series or its nominee, registered in the name of such Depositary or its nominee, bearing the Global Securities Legend and dated the date of its authentication. “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities and the Company fails to appoint a successor depositary within 90 calendar days or (b) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary within 90 calendar days, (ii) at any time the Company in its sole discretion determines to issue Certificated Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All capitalized terms used in this Security and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature Guarantee:

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian

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